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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of Earliest Event Reported): September 8, 2003


                            VON HOFFMANN CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                333-90992                           43-0633003
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         (Commission File Number)        (I.R.S. Employer Identification No.)

           1000 CAMERA AVENUE
          ST. LOUIS, MISSOURI                          63126
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  (Address of Principal Executive Offices)          (Zip Code)

                                 (314) 966-0909
              (Registrant's Telephone Number, Including Area Code)



                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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
ITEM 5.  OTHER EVENTS.
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           On September 5 2003, Von Hoffmann Corporation, a wholly-owned subsidiary of Von Hoffmann Holdings, Inc., executed a stock purchase agreement (the "Stock Purchase Agreement") to purchase all of the outstanding capital stock of The Lehigh Press, Inc., for cash consideration of approximately $110 million, subject to certain adjustments. The Stock Purchase Agreement is attached hereto as Exhibit 2.1. The press releases announcing the purchase are filed herewith as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

             Exhibit No.                       Exhibit
             -----------                       -------

               2.1 Stock Purchase Agreement, dated as of September 5, 2003, by and among Von Hoffmann Corporation, as Buyer, The Lehigh Press, Inc., and each of John D. DePaul, Raymond A. Frick, Jr., Barbara A. DePaul, as trustee, and John R. DePaul, as the Sellers.

               99.1           Press Releases dated September 8, 2003.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 8, 2003




                                      VON HOFFMANN CORPORATION





                                      By:  /s/ Robert S. Mathews
                                         ---------------------------------------
                                         Name:  Robert S. Mathews
                                         Title: President and Chief Executive
                                                Officer

                                  EXHIBIT INDEX

         Exhibit No.                           Exhibit
         -----------                           -------

           2.1 Stock Purchase Agreement, dated as of September 5, 2003, by and among Von Hoffmann Corporation, as Buyer, The Lehigh Press, Inc., and each of John D. DePaul, Raymond A. Frick, Jr., Barbara A. DePaul, as trustee, and John R. DePaul, as Sellers.

           99.1               Press Releases dated September 8, 2003.